Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Access National Corporation (the “Corporation”) on Form 10-Q for the quarter ended September 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Michael W. Clarke, President and Chief Executive Officer of the Corporation, and Margaret M. Taylor, Executive Vice President and Chief Financial Officer of the Corporation, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

1.	The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

/s/ Michael W. Clarke
Michael W. Clarke
President and Chief Executive Officer
(Principal Executive Officer)
November 9, 2016

/s/ Margaret M. Taylor
Margaret M. Taylor
Executive Vice President and Chief Financial Officer
(Principal Financial & Accounting Officer)
November 9, 2016